UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 15, 2021
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2021, the Company held its annual meeting of stockholders. At that meeting, the following matters were voted upon and the following reflects the final voting results:

Proposal	For	Withheld	Broker Non-Votes
1) Election of Directors for a 3-year term expiring 2024 Suresh Sundaram, Ph.D.	8,200,821	3,079,297	4,212,032
	For	Against	Abstain	Broker Non-Votes
2) Non-binding resolution to approve Company's named executive officer compensation	8,004,137	621,909	2,654,072	4,212,032
	For	Against	Abstain
3) Ratify Dixon Hughes Goodman, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021	14,779,653	36,384	676,113

In relation to Proposal 1, the director nominee received more votes for than withheld from the nominee’s election, and was therefore elected as a Class II Director.

Item 8.01.	Other Events

On June 15, 2021, at a meeting following the Company’s annual meeting of stockholders, the Board of Directors unanimously elected Kathryn O’Connor Gardner to serve as Chairman during the Board service year 2021-2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Chief Legal and Risk Officer

Date: June 15, 2021